EXHIBIT 99.1

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Contained in Exhibit 99.1 to this Form 8-K under "Unaudited Pro Forma Condensed Financial Information" and "Notes to Unaudited Pro Forma Condensed Financial Information" are certain forward-looking information statements regarding the estimated amounts of acquisition and restructuring charges related to the Somerset and Affiliated transactions. These forward-looking statements are inherently uncertain, and actual results may differ from the Company's expectations.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
                           UST CORP. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                 March 31, 1998

         The following Unaudited Pro Forma Condensed Combining Balance Sheet presents the combined financial position of UST Corp. and subsidiaries ("UST") and Affiliated Community Bancorp., Inc. ("Affiliated") and its subsidiaries as of March 31, 1998, assuming the combination, which was consummated on August 7, 1998, had occurred as of March 31, 1998. The Unaudited Pro Forma Condensed Combining Balance Sheet also gives effect to the acquisition by UST of Somerset Savings Bank ("Somerset") assuming the combination which was consummated on July 20, 1998, had occurred as of March 31, 1998. Refer to UST's Report on Form 8-K filed on July 31, 1998 for a further discussion of the Somerset acquisition.

         The accompanying pro forma information is based on historical balance sheet data of UST, Somerset and Affiliated as of March 31, 1998, giving effect to the combination of UST, Somerset and Affiliated under the pooling of interests method of accounting. The combination of Affiliated with UST reflects the issuance of 1.41 shares of UST Common stock in exchange for, and in cancellation of, each outstanding share of Affiliated Common Stock. The difference between the par value of the UST Common Stock issued and the par value of the Affiliated Common Stock acquired ($5,832,000) has been recorded to Additional paid-in capital. The Unaudited Pro Forma Condensed Combining Balance Sheet reflects an after-tax charge for estimated merger and reorganization expenses of $8.7 million ($12.0 million pre-tax) related to the Affiliated transaction. The combination of Somerset with UST reflects the issuance of 0.19 shares of UST Common Stock in exchange for, and in cancellation of, each outstanding share of Somerset Common Stock. The difference between the par value of the UST Common Stock issued and the par value of the Somerset Common Stock acquired ($14,741,000) has been recorded to Additional paid-in capital. The unaudited Pro Forma Condensed Combining Balance Sheet reflects an after-tax charge for estimated merger and reorganization expenses of $5.3 million ($7.5 million pre-tax) related to the Somerset transaction.

         The Unaudited Pro Forma Condensed Combining Balance Sheet should be read in conjunction with the Unaudited Pro Forma Condensed Combined Statements of Income contained herein and the unaudited financial statements and notes thereto of each of UST and Affiliated. The unaudited financial statements of Affiliated are incorporated by reference in this Form 8-K. The Unaudited Pro Forma Condensed Combining Balance Sheet is presented for informational purposes only and is not necessarily indicative of the combined financial position that would have occurred if the combination of UST and Affiliated had been consummated on March 31, 1998, or at the beginning of the periods indicated or which may be obtained in the near future.

                           UST CORP. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                             COMBINING BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                                                                      Pro Forma UST,
                                                                           Pro Forma UST                                  Somerset &
                                  Historical  Historical     Pro Forma    & Somerset      Historical      Pro Forma     Affiliated
                                        UST    Somerset    Adjustments     Combined       Affiliated    Adjustments      Combined

Cash and due from banks,
   and interest-bearing deposits   $  101,914  $   8,417                 $  110,331       $   16,023                    $  126,354
Federal funds sold and
   other short-term investments        28,821      7,490                     36,311            7,868                        44,179
Securities:
   Available-for-sale..........       689,605                               689,605          237,946                       927,551
   Held-to-maturity............                   84,663                     84,663          152,973                       237,636
                                   ----------  ---------                 ----------       ----------                    ----------
       Total...................       689,605     84,663                    774,268          390,919                     1,165,187
Loans, net of reserve for
   possible loan losses........     2,839,129    408,427                  3,247,556          690,498                     3,938,054
Premises, furniture and
   equipment, net..............        63,947     12,372                     76,319            8,662                        84,981
Intangible assets, net.........        55,987                                55,987            1,141                        57,128
Other property owned, net......         1,370      4,402                      5,772                1                         5,773
Loans held for sale............                                                                9,694                         9,694
Other assets...................        54,082      7,249                     61,331           15,956                        77,287
                                   ----------  ---------                 ----------       ----------                    ----------
         Total assets..........    $3,834,855  $ 533,020   $    ---      $4,367 875       $1,140,762     $    ---       $5,508,637
                                   ==========  =========   ========      ==========       ==========     ========       ==========

Deposits:
   Noninterest bearing.........    $  657,672  $  22,748                 $  680,420       $   51,600                    $  732,020
   Interest bearing:
      NOW......................        56,391     30,452                     86,843           62,939                       149,782
      Money market.............       678,470     48,909                    727,379           72,342                       799,721
      Regular savings..........       703,330     69,838                    773,168          123,879                       897,047
      Time deposits............       862,215    280,530                  1,142,745          419,481                     1,562,226
                                   ----------  ---------                 ----------       ----------                    ----------
         Total deposits........     2,958,078    452,477                  3,410,555          730,241                     4,140,796

Borrowings.....................       474,679     38,447                    513,126          287,017                       800,143
Other liabilities..............        51,497      3,446   $  5,300 (1)      60,243            7,529     $  8,700 (1)       76,472
                                   ----------  ---------   --------      ----------       ----------     --------       ----------
         Total liabilities.....     3,484,254    494,370      5,300       3,983,924        1,024,787        8,700        5,017,411
Stockholders' investment:
   Common stock................        18,636     16,727    (14,741)(2)      20,622               68        5,832 (2)       26,522
   Additional paid-in capital..       118,767     18,692     14,741 (2)     152,200           51,032       (9,234)(2)      193,998
   Retained earnings...........       210,633      3,231     (5,300)(1)     208,564           68,375       (8,700)(1)      268,239
   Accumulated other
      comprehensive income.....         2,326                                 2,326              831                         3,157
   Deferred compensation and
      other....................           239                                   239             (929)                         (690)
   Treasury stock..............                                                               (3,402)       3,402 (2)
                                   ----------  ---------   --------      ----------       ----------     --------       ----------
   Stockholders' investment....       350,601     38,650     (5,300)        383,951          115,975       (8,700)         491,226
                                   ----------  ---------   --------      ----------       ----------     --------       ----------
   Total liabilities and
    stockholders' investment...    $3,834,855  $ 533,020   $    ---      $4,367,875       $1,140,762     $    ---       $5,508,637
                                   ==========  =========   ========      ==========       ==========     ========       ==========



 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                           UST CORP. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED

                      COMBINED STATEMENTS OF INCOME SUMMARY


         The following Unaudited Pro Forma Condensed Combined Statements of Income give effect to UST's acquisition of Affiliated by combining the results of operations of UST for the three months ended March 31, 1998, with the results of operations of Affiliated for the three months ended March 31, 1998, on a pooling of interests basis, assuming the combination, which was consummated on August 7, 1998, had occurred as of January 1, 1998. Basic and Diluted earnings per share and weighted average common shares outstanding are based on the exchange ratio of 1.41 shares of UST for each share of Affiliated as specified in the Affiliation Agreement. The Unaudited Pro Forma Condensed Combined Statements of Income also give effect to the acquisition by UST of Somerset assuming the combination, which was consummated on July 20, 1998 and accounted for as a pooling of interests, had occurred as of January 1, 1998. The Unaudited Pro Forma Condensed Combined Statements of Income should be read in conjunction with the Unaudited Pro Forma Condensed Combining Balance Sheet appearing elsewhere in this Form 8-K. The Unaudited Pro Forma Condensed Combining Balance Sheet reflects an after-tax charge for estimated merger and reorganization expenses of $8.7 million ($12.0 million pre-tax) in connection with the Affiliated acquisition and an after-tax charge for estimated merger and reorganization expenses of $5.3 million ($7.5 million pre-tax) in connection with the Somerset acquisition; however, since these expenses are nonrecurring, they have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income. The Pro Forma Combined Statements of Income do not give effect to any cost savings in connection with the combination. The Unaudited Pro Forma Condensed Combined Statements of Income are presented for information purposes only and are not necessarily indicative of the combined results of operations that would have occurred if the combination of UST and Affiliated had been consummated on January 1, 1998 or which may be obtained in the future.

                           UST CORP. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                              Pro Forma UST                       Pro Forma UST,
                                              Historical      Historical      and Somerset      Historical          Somerset &
                                                   UST         Somerset         Combined        Affiliated     Affiliated Combined
                                                   ---         --------         --------        ----------     -------------------

Interest income:
  Interest and fees on loans...........        $ 62,421        $  9,945         $ 72,366         $ 14,686           $ 87,052
  Interest and dividends on securities           10,729           1,432           12,161            6,469             18,630
  Interest on federal funds sold and other          966              55            1,021              130              1,151
                                               --------        --------         --------         --------           --------
     Total interest income.............          74,116          11,432           85,548           21,285            106,833
                                               --------        --------         --------         --------           --------
Interest expense:
  Interest on deposits.................          20,543           5,057           25,600            7,600             33,200
  Interest on borrowings...............           5,945             600            6,545            4,318             10,863
                                               --------        --------         --------         --------           --------
     Total interest expense............          26,488           5,657           32,145           11,918             44,063
                                               --------        --------         --------         --------           --------
Net interest income....................          47,628           5,775           53,403            9,367             62,770
Provision for possible loan losses.....             975                              975              126              1,101
                                               --------        --------         --------         --------           --------
Noninterest income.....................          46,653           5,775           52,428            9,241             61,669
                                               --------        --------         --------         --------           --------
  Asset management fees................           3,728                            3,728                               3,728
  Fees and charges.....................           3,952             143            4,095              218              4,313
  Gain on sale of assets...............                               9                9              145                154
  Securities gains, net................           1,441                            1,441              118              1,559
  Other................................           2,200             246            2,446              277              2,723
                                               --------        --------         --------         --------           --------
     Total noninterest income..........          11,321             398           11,719              758             12,477
                                               --------        --------         --------         --------           --------
Noninterest expense:
  Salary and employee benefits.........          19,279           1,827           21,106            2,943             24,049
  Occupancy and equipment..............           5,682             404            6,086              618              6,704
  Data processing services ............           1,378             152            1,530              308              1,838
  Professional and consulting..........             966             110            1,076              141              1,217
  Foreclosed asset and workout expense.             156             343              499               (8)               491
  Other................................           9,696             653           10,349              980             11,329
                                               --------        --------         --------         --------           --------
     Total noninterest expense.........          37,157           3,489           40,646            4,982             45,628
                                               --------        --------         --------         --------           --------
Income before income taxes.............          20,817           2,684           23,501            5,017             28,518
Income taxes...........................           7,961              19            7,980            1,805              9,785
                                               --------        --------         --------         --------           --------
Net income.............................        $ 12,856        $  2,665         $ 15,521         $  3,212           $ 18,733
                                               ========        ========         ========         ========           ========

Per share data:
  Basic earnings per share.............        $   0.43           $0.16            $0.47            $0.50              $0.45
  Diluted earnings per share...........        $   0.42           $0.16            $0.46            $0.47              $0.43
  Basic weighted average shares                  29,801          16,665           32,967            6,437             42,043
  Diluted weighted average shares......          30,370          16,964           33,593            6,792             43,169


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


NOTE 1:

         The combinations have been accounted for as a poolings of interests. Accordingly, pro forma financial information assumes that the combinations were consummated as of the beginning of the periods indicated herein. Certain reclassifications have been made to the accounts of Affiliated and Somerset in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to UST presentation. Pro forma results of operations do not reflect nonrecurring items of income and expense relating directly from the combinations.

         The effect of estimated one-time, after-tax charges of $8.7 million ($12.0 million pre-tax) recorded in connection with the Affiliated acquisition has been reflected in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet as a reduction in retained earnings, and an increase in other liabilities, net of a 40 percent tax benefit of $3.3 million, after excluding $3.8 million of nondeductible expense.

         The effect of estimated one-time, after-tax charges of $5.3 million ($7.5 million pre-tax) recorded in connection with the Somerset acquisition has been reflected in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet as a reduction in retained earnings, and an increase in other liabilities, net of a 40 percent tax benefit of $2.2 million, after excluding $2.1 million of nondeductible expense.

         These charges have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income since they are nonrecurring. The pro forma financial information does not give effect to any cost savings in connection with the acquisitions.

NOTE 2:

         The pro forma stockholders' investment accounts of UST and Somerset have been adjusted in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet to reflect the issuance of shares of UST Common Stock in exchange for all of the outstanding shares of Somerset Common Stock. The number of shares of UST Common Stock issued pursuant to the acquisition of Somerset were based upon the number of Somerset shares outstanding as of July 20, 1998. The exchange ratio of 0.19 shares of UST Common Stock for each share of Somerset Common Stock is specified in the Affiliation Agreement. The differences between the par value of the UST Common Stock issued ($0.625 per share) and the par value of the Somerset Common Stock acquired ($1.00 per share) has been recorded to Additional paid-in capital.


         The pro forma stockholders' investment accounts of UST, as adjusted for Somerset, and Affiliated have been adjusted in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet to reflect the issuance of shares of UST Common Stock in exchange for all of the outstanding shares of Affiliated Common Stock. The number of shares of UST Common Stock issued pursuant to the acquisition of Affiliated were based upon the number of Affiliated shares outstanding as of August 7, 1998. The exchange ratio of 1.41 shares of UST Common Stock for each share of Affiliated Common Stock is specified in the Affiliation Agreement. The difference between the par value of the UST Common Stock issued ($0.625 per share) and the par value of the Affiliated Common Stock acquired ($0.01 per share) has been recorded to Additional paid-in capital.

NOTE 3:

         UST classifies its investments in debt and equity securities as "Securities Available-for-Sale" in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, such securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of Stockholders' Investment. In order to maintain UST's existing interest rate risk position, the securities in the Affiliated and Somerset portfolios, which are designated as Held-to-Maturity and are carried at cost adjusted for the amortization of premium and accretion of discount, were redesignated as Available-for-Sale upon consummation of the acquisitions. At March 31, 1998, the Available-for-Sale designation would add approximately $1.2 million and $334 thousand, respectively, to the Stockholders' Investment accounts of Affiliated and Somerset.

NOTE 4:

         Pro forma earnings per share amounts in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are based on the weighted average number of Basic and Diluted common shares of the constituent companies outstanding during each period assuming an exchange ratio of
         1.41 shares of UST Common Stock for each share of Affiliated Common Stock and an exchange ratio of 0.19 shares of UST Common Stock for each share of Somerset Common Stock.